UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2007

Accredited Mortgage Loan REIT Trust

(Exact name of Registrant as specified in its charter)

Maryland	001-32276	35-2231035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128
(Address of principal executive offices) (Zip Code)

(858) 676-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 10, 2007, Accredited Home Lenders Holding Co. (“Parent”), the indirect parent of Accredited Mortgage Loan REIT Trust, issued a press release responding to statements made by affiliates of Lone Star Fund V (U.S.), L.P. (“Lone Star”) in an August 10, 2007 filing with the Securities and Exchange Commission in which Lone Star said, among other things, that as of that date Parent would fail to satisfy the conditions to the closing of the tender offer and that it does not expect to accept Parent shares tendered as of the end of the current offer period ending at 12:00 midnight, Eastern time, on August 14, 2007. In its press release, Parent disagreed with Lone Star’s statements and announced that it believes all conditions to the closing of the pending tender offer for Parent’s common stock will be satisfied by the expiration of the current tender offer period. Parent said that it intends to hold Lone Star to its obligations, and to hold it fully responsible for any damages caused by its failure to satisfy those obligations. A copy of the press release is attached as exhibit 99.1 to this report, and is incorporated herein by reference.

On August 13, 2007, Parent issued a press release announcing it had filed a lawsuit against Lone Star and its subsidiaries LSF5 Accredited Investments, LLC and LSF5 Accredited Merger Co., Inc. (together with Lone Star, “Offeror”), seeking specific performance of Offeror’s obligations to close its tender offer for the outstanding common stock of Parent and to complete the merger with Accredited. A copy of the press release is attached as exhibit 99.2 to this report, and is incorporated herein by reference.

On August 14, 2007, Parent issued a press release announcing that more than 97% of Parent’s outstanding common stock had been validly tendered and not withdrawn in response to Lone Star’s tender offer (including approximately 40% delivered through notices of guaranteed delivery). Parent further advised that it received an additional deficiency notice from the NASDAQ Listing Qualifications Staff on August 13, 2007 and that NASDAQ provided Accredited with the opportunity to make a submission in response to the most recent notice by August 20, 2007. Parent intends to provide a timely submission to NASDAQ for its review.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit No.	Description
99.1	Press Release of Accredited Lenders Holding Co., dated as of August 10, 2007.
99.2	Press Release of Accredited Lenders Holding Co., dated as of August 13, 2007.
99.3	Press Release of Accredited Lenders Holding Co., dated as of August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan REIT Trust
Date: August 15, 2007
By: /s/ DAVID E. HERTZEL
David E. Hertzel General Counsel